Consent of Independent Certified Public Accountants



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-17925, 33-78562, 033-64205, 333-17131) and Form
S-3 (Nos. 33-61712) of ELXSI Corporation of our report dated March 20, 1997 appearing on page F-1 of this form 10-K,




Price Waterhouse LLP



Orlando, Florida
March 28, 1997




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